UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2014 (July 1, 2014)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

5.125% Senior Notes Due 2022

As previously reported, on June 17, 2014, Acadia Healthcare Company, Inc., a Delaware corporation (“Acadia” or the “Company”) and its subsidiary guarantors named therein (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which it agreed to sell $300 million in aggregate principal amount of its 5.125% senior notes due 2022 (the “Notes”) to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies LLC and the several other initial purchasers named in Schedule 1 to the Purchase Agreement (the “Initial Purchasers”).

On July 1, 2014, the Company completed the sale of the Notes to the Initial Purchasers, and the Initial Purchasers resold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Company used the net proceeds to fund a portion of the purchase price for the acquisition of Partnerships in Care and the fees and expenses related to the transaction.

The Notes were issued pursuant to an indenture, dated as of July 1, 2014 (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee. The Notes mature on July 1, 2022 and bear interest at a rate of 5.125% per annum, payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2015. The Notes are the Company’s senior unsecured obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Guarantors, subject to customary release provisions.

The Company may redeem the Notes at its option, in whole or part, at any time prior to July 1, 2017, at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. The Company may redeem the Notes, in whole or in part, on or after July 1, 2017, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. At any time on or before July 1, 2017, the Company may elect to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.125% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) transfer or sell assets; (iv) engage in certain transactions with affiliates; (v) create restrictions on dividends or other payments by the restricted subsidiaries; (vi) merge, consolidate or sell substantially all of the Company’s assets and (vii) create liens on assets, in each case subject to the exceptions set forth in the Indenture. If on any date following the issue date the Notes are rated investment grade (as more fully described in the Indenture), certain covenants, including with respect to asset sales, restricted payments and indebtedness, will be suspended (for so long as the Notes maintain such rating and no event of default has occurred). The Indenture also provides for customary events of default.

The Initial Purchasers and/or their affiliates have provided and in the future may provide investment banking, commercial banking and/or advisory services to Acadia from time to time for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with Acadia. In particular, affiliates of certain of the Initial Purchasers are lenders under the Company’s Amended and Restated Senior Secured Credit Facility.

The descriptions of the Notes and the Indenture contained in this Current Report on Form 8-K are qualified in their entirety by reference to the complete text of the Notes and the Indenture, copies of which are filed as Exhibits 4.1 and 4.2 hereto and are incorporated herein by reference. The Purchase Agreement was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10 to the Company’s Current Report on Form 8-K filed on June 18, 2014.

Registration Rights Agreement

On July 1, 2014, in connection with the private placement of the Notes, the Company, the Guarantors and the Initial Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require the Company and the Guarantors to (i) file a registration statement no later than 360 days after the closing date of the offering with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act, with terms substantially identical to those of the Notes (except for provisions relating to the transfer restrictions and payment of additional interest); (ii) use their commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act no later than 450 days after the closing date of the offering; and (iii) in certain circumstances, file a shelf registration statement for the resale of the Notes. If the Company and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the annual interest on the Notes will increase by 0.25% per annum and by an additional 0.25% per annum for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per annum.

The foregoing is only a summary of the material terms of the Registration Rights Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 hereto and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2014, Acadia completed the planned acquisition of Partnerships in Care (“PiC”), for total consideration, net of cash acquired, of approximately £395 million ($662 million) in cash, using the net proceeds from the offering of the Notes and the June 2014 sale of Acadia common stock, as well as borrowings under the Company’s Amended and Restated Senior Secured Credit Facility. PiC is the second largest independent provider of inpatient behavioral healthcare services in the United Kingdom, operating 23 inpatient psychiatric facilities with over 1,200 beds.

The parties consummated the acquisition pursuant to an Agreement, dated as of June 3, 2014 (the “Agreement”), by and among the Company, Piper Holdco 2, Ltd., a company incorporated in England and Wales and a wholly-owned, indirect subsidiary of the Company (the “Purchaser”), Partnerships in Care Holdings Limited, a company incorporated in England and Wales (the “Seller”) and The Royal Bank of Scotland plc, a company incorporated in England and Wales (the “RBS Seller”). Pursuant to the terms of the Agreement, (i) the Seller sold, and the Purchaser purchased, all of the issued and outstanding ordinary shares of Partnerships in Care Investments 1 Limited, a company incorporated in England and Wales and a wholly-owned, direct subsidiary of the Seller (the “Target”), and (ii) the RBS Seller sold, and the Purchaser purchased, the issued and outstanding A ordinary shares owned by the RBS Seller of Partnerships in Care Property 1 Limited, a company incorporated in England and Wales and a wholly-owned, indirect subsidiary of the Target. Acadia acquired all of the Seller’s mental health facilities and business as a result of the transaction.

For additional information regarding the PiC acquisition, see the Agreement filed with the SEC as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 6, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On July 2, 2014, the Company issued a press release announcing the completion of the PiC acquisition and completion of the issuance and sale of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Acadia previously filed the following financial statements of Partnerships in Care Investments 1 Limited as Exhibit 99.3 to its Current Report on Form 8-K filed June 9, 2014, which are incorporated herein by reference:

•	Director’s Responsibility Statement

•	Independent auditors’ report

•	Combined profit and loss account for the years ended December 31, 2013, 2012 and 2011

•	Combined statement of total recognized gains and losses for the years ended December 31, 2013, 2012 and 2011

•	Combined balance sheet as of December 31, 2013, 2012 and 2011

•	Combined cash flow statement for the years ended December 31, 2013, 2012 and 2011

•	Reconciliation of net cash flow to movement in net debt for the years ended December 31, 2013, 2012 and 2011.

•	Notes to Combined Financial Statements (including a reconciliation to US GAAP for the years ended December 31, 2013 and 2012)

The audited combined financial statements of the Target and its subsidiaries have been prepared in accordance with United Kingdom Accounting Standards (“UK GAAP”). UK GAAP differs in certain respects from generally accepted accounting principles in the United States (“US GAAP”). Except where otherwise noted, the Target has not prepared or reconciled, and does not currently intend to prepare or reconcile, its financial statements and the accompanying notes thereto in accordance with US GAAP.

(b)	Pro Forma Financial Information.

The following unaudited pro forma condensed combined financial information of Acadia and its subsidiaries is filed as Exhibit 99.3 hereto and incorporated by reference herein:

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2014

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended December 31, 2013

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2014

•	Notes to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of Acadia and its subsidiaries filed with this Current Report on Form 8-K supersede information previously filed or disclosed.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated July 1, 2014, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Form of 5.125% Senior Note due 2022 (Included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated July 1, 2014, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC, as Representatives of the Initial Purchasers.

99.1	Press release, dated July 2, 2014.

99.2	Combined financial statements of Partnerships in Care Investments 1 Limited and its subsidiaries(1)

99.3	Unaudited pro forma condensed combined financial information of Acadia and its subsidiaries

(1)	Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed on June 9, 2014 (File No. 001-35331).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: July 2, 2014	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated July 1, 2014, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Form of 5.125% Senior Note due 2022 (Included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated July 1, 2014, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC, as Representatives of the Initial Purchasers.

99.1	Press release, dated July 2, 2014.

99.2	Combined financial statements of Partnerships in Care Investments 1 Limited and its subsidiaries(1)

99.3	Unaudited pro forma condensed combined financial information of Acadia and its subsidiaries

(1)	Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed on June 9, 2014 (File No. 001-35331).